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Exhibit 23.1

CONSENT OF INDEPENDENT AUDITOR

        We consent to the incorporation by reference in the Registration Statements of Ascent Capital Group, Inc. on Form S-8 (File Nos. 333-156231 and 333-156230) of our report dated June 27, 2013 on the consolidated financial statements of Security Networks, LLC and Subsidiaries as of December 31, 2012 and for the year then ended included in the Form 8-K/A of Ascent Capital Group, Inc. filed on July 10, 2013.

/s/ CohnReznick LLP

Atlanta, Georgia
July 10, 2013

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  Exhibit 23.1
CONSENT OF INDEPENDENT AUDITOR